Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Prospectus, which is part of the Registration Statement of Harry’s Trucking, Inc. (the "Company") on Amendment No. 1 of Form SB-2 of our report, dated July 10, 2007 on the financial statements of the Company as of and for the year ended December 31, 2006 and for each of the years in the two-year period then ended. We also consent to the use of KMJ Corbin & Company LLP's name as it appears under the captions "Experts".

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